Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT
                              TO SECTION 305(b)(2)

                            FIRST UNION NATIONAL BANK
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                 2 FIRST UNION CENTER, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0201
                                   (Zip Code)

                            FIRST UNION NATIONAL BANK
                                 21 SOUTH STREET
                              MORRISTOWN, NJ 07960
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (973) 898-7166
            (Name, address and telephone number of Agent for Service)

                  Public Service Enterprise Group Incorporated
               (Exact Name of Obligor as Specified in its Charter)

                                   NEW JERSEY
         (State or other jurisdiction of Incorporation or Organization)

                                   22-2625848
                      (I.R.S. Employer Identification No.)

                80 PARK PLAZA, P.O. Box 1171, NEWARK, NEW JERSEY
                    (Address of Principal Executive Offices)

                                   07101-1171
                                   (Zip Code)

                             Senior Debt Securities
                         (Title of Indenture Securities)

1. General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:

      Comptroller of the Currency
      United States Department of the Treasury
      Washington, D.C. 20219

      Federal Reserve Bank
      Richmond, Virginia 23219

      Federal Deposit Insurance Corporation
      Washington, D.C. 20429

b) Whether it is authorized to exercise corporate trust powers.

      Yes.

2. Affiliations with obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.


3. Voting securities of the trustee.

      Furnish the following information as to each class of voting securities of the trustee:

                            As of September 30, 2000

--------------------------------------------------------------------------------
    Col. A                Col. B                 Col. C                 Col. D
--------------------------------------------------------------------------------

 Title of Class     Amount Outstanding

--------------------------------------------------------------------------------
Not Applicable

4. Trusteeships under other indentures.

      If the trustee is a trustee under another  indenture under which any other
securities,   or  certificates  of  interest  or   participation  in  any  other
securities, of the obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each such other indenture.

      Not Applicable

      (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

      Not Applicable

5. Interlocking directorates and similar relationships with the obligor or underwriters.

      If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

      Not applicable

6.  Voting securities of the trustee owned by the obligor or its officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                            As of September 30, 2000

--------------------------------------------------------------------------------
   Col. A             Col. B              Col. C               Col. D
--------------------------------------------------------------------------------

Name of Owner      Title of Class      Amount owned     Percentage of Voting
                                       Beneficially     Securities represented
                                                        by amount given in Col.C

--------------------------------------------------------------------------------
      Not Applicable

7. Voting securities of the trustee owned by underwriters or their officials.

      Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                            As of September 30, 2000

--------------------------------------------------------------------------------
   Col. A            Col. B             Col. C                 Col. D
--------------------------------------------------------------------------------

Name of Owner     Title of Class      Amount owned      Percentage of Voting
                                      Beneficially      Securities represented
                                                        by amount given in Col.C

--------------------------------------------------------------------------------
      Not Applicable

8. Securities of the obligor owned or held by the trustee.

      Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                            As of September 30, 2000

-----------------------------------------------------------------------------------------
    Col. A                Col. B                   Col. C                   Col. D
-----------------------------------------------------------------------------------------
Title of Class    Whether the securities  Amount owned beneficially   Percentage of class
                  Are voting or           or held as collateral       represented by
                  nonvoting Securities    Security for obligations    amount given in
                                          In default by Trustee       Col C.

-----------------------------------------------------------------------------------------

      Not Applicable

9. Securities of underwriters owned or held by the trustee.

      If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                            As of September 30, 2000

-----------------------------------------------------------------------------------------
   Col. A               Col. B                      Col. C                  Col. D
-----------------------------------------------------------------------------------------
Name of Issuer    Amount Outstanding      Amount owned beneficially   Percentage of class
And Title of                              or held as collateral       represented by
Class                                     security for obligations    amount given in
                                          In default by Trustee       Col C.

-----------------------------------------------------------------------------------------

      Not Applicable

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

      If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                            As of September 30, 2000

-----------------------------------------------------------------------------------------
    Col. A              Col. B                     Col. C                   Col. D
-----------------------------------------------------------------------------------------
Name of Issuer    Amount Outstanding      Amount owned beneficially   Percentage of class
And Title of                              or held as collateral       represented by
Class                                     security for obligations    amount given in
                                          In default by Trustee       Col C.

-----------------------------------------------------------------------------------------

      Not Applicable

11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

      If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                            As of September 30, 2000

-------------------------------------------------------------------------------------------

   Col. A                Col. B                     Col. C                    Col. D
-------------------------------------------------------------------------------------------
Name of Issuer     Amount Outstanding     Amount owned beneficially     Percentage of class
And Title of                              or held as collateral         represented by
Class                                     security for obligations      amount given in
                                          In default by Trustee         Col C.

-------------------------------------------------------------------------------------------

      Not Applicable

12. Indebtedness of the obligor to the trustee.

      Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                            As of September 30, 2000

--------------------------------------------------------------------------------
   Col. A               Col. B                Col. C               Col. D
--------------------------------------------------------------------------------

Nature of         Amount Outstanding         Date due
indebtedness

--------------------------------------------------------------------------------
      Not Applicable

13. Defaults by the obligor.

      (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None.

      (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None

14. Affiliations with the underwriters.

      If any underwriter is an affiliate of the trustee, describe each such affiliation.

      Not applicable

15. Foreign trustee.

      Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

      Not applicable - trustee is a national banking association organized under the laws of the United States.

16. List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility.

    1. Copy of Articles of Association of the trustee as now in effect.*
--

    2. Copy of the Certificate of the Comptroller of the Currency dated March 4,
--     1998, evidencing the authority of the trustee to transact business.**

    3. Copy of the  Certification  of  Fiduciary  Powers of the  trustee  by the
--     Office of the Comptroller of the Currency dated April 7, 1999.***

    4. Copy of existing by-laws of the trustee.***
--
    5. Not Applicable.
--

X   6. Consent of the trustee required by Section 321(b) of the Act.
--

X   7. Copy of report of  condition  of the  trustee at the close of business on
-- June 30, 2000, published pursuant to the requirements of its supervising authority.

    8. Copy of any order pursuant to which the foreign  trustee is authorized to
-- act as sole trustee under indentures qualified or to be qualified under the Act.
       - Not Applicable

    9. Consent to service of process  required of foreign  trustees  pursuant to
--     Rule 10a-4 under the Act.
       - Not Applicable
-------------
       *Previously filed with the Securities and Exchange Commission on March 16, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985, ** and filed with the Securities and Exchange Commission on July 15, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-59145, *** and filed with the Securities and Exchange Commission on May 20, 1999 in connection with Registration Statement Number 333-78927 and incorporated herein by reference.

                                      NOTE

       The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown and State of New Jersey, on the 28th day of September, 2000.

                                            FIRST UNION NATIONAL BANK

(Corporate Seal)                            By: /s/ Frank Gallagher
                                               ---------------------------------
                                                Frank Gallagher
                                                Vice President

                                                                     EXHIBIT T-6

                               CONSENT OF TRUSTEE

       Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Public Service Enterprise Group Incorporated Debt Securities, First Union National Bank, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                            FIRST UNION NATIONAL BANK

                                            By: /s/ Frank Gallagher
                                               ---------------------------------
                                                Frank Gallagher
                                                Vice President

Morristown, N.J.

September 28, 2000

                               REPORT OF CONDITION                     EXHIBIT 7

Consolidating domestic and foreign subsidiaries of the First Union National Bank, Charlotte, North Carolina, at the close of business on June 30, 2000 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 22693 Comptroller of the Currency.
Statement of Resources and Liabilities

                                     ASSETS
                                                         Thousand of Dollars
                                                         -------------------

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin........  8,589,000
  Interest-bearing balances.................................  1,556,000
Securities..................................................  /////////
  Held-to-maturity securities...............................  1,602,000
  Available-for-sale securities............................. 51,963,000
Federal funds sold and securities purchases to resell.......  4,657,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income....138,760,000
  LESS: Allowance for loan and lease losses.....2,010,000
  LESS: Allocated transfer risk reserve.................0
  Loans and leases, net of unearned income, allowance, and
  reserve...................................................136,750,000
Trading assets.......................                        11,417,000
Premises and fixed assets (including capitalized leases)....  3,109,000
Other real estate owned.....................................     99,000
Investment in unconsolidated subsidiaries and associated.... //////////
companies...................................................    253,000
Customer's liability to this bank on acceptances outstanding    839,000
Intangible assets...........................................  3,085,000
Other assets................................................ 12,184,000
Total assets................................................236,103,000
                                   LIABILITIES
Deposits:
     In domestic offices....................................134,699,000
       Noninterest-bearing.....................20,255,000
       Interest-bearing.......................114,434,000
     In foreign offices, Edge and Agreement subsidiaries,
     and IBFs............................................... 12,861,000
       Noninterest-bearing........................586,000
       Interest-bearing........................12,275,000
Federal funds purchased and securities sold under agreements to repurchase ............................................. 27,854,000
Demand notes issued to the U.S. Treasury....................  4,286,000
Trading liabilities.........................................  6,718,000
Other borrowed money:.......................................  /////////
     With a remaining maturity of one year or less.......... 16,985,000
     With a remaining maturity of more than 1 year thru 3 yrs 3,181,000
     With a maturity of more than three years...............  1,838,000
Not applicable .............................................   ////////
Bank's liability on acceptances executed and outstanding....    847,000
Subordinated notes and debentures...........................  4,994,000
Other liabilities...........................................  5,797,000
Total liabilities...........................................221,060,000
Not applicable..............................................///////////

                                 EQUITY CAPITAL
Perpetual preferred stock and related surplus...............    161,000
Common Stock................................................    455,000
Surplus..................................................... 13,306,000
Undivided profits and capital reserves......................  2,296,000
Net unrealized holding gains (losses) on available-for-sale
 securities................................................. (1,170,000)
Accumulated net gains (loses on cash flow hedges                      0
Cumulative foreign currency translation adjustments.........     (5,000)
Total equity capital........................................ 15,043,000
Total liabilities and equity capital........................236,103,000